Atlantic Canada	Agence de
Opportunities	promotion économique
Agency	du Canada atlantique

		Nova Scotia	Bureau de la
		Office	Nouvelle-Écosse
		P.O. Box 2284	Casier postal 2284
		Station “M”	Succ. “M”
		Halifax, N.S.	Halifax (N.-É.)
		B3J 3C8	B3J 3C8

Project No.: 181936 2005/08/18

Navitrak Engineering Incorporated and Navitrak International Corporation
1660 Hollis Street, Suite 904 Halifax, NS
B3J 1V7

Attention: Mr. Joel Strickland Dear Mr. Strickland: Re: Approval for Request for Payment

We are pleased to advise that approval has been given by this Agency for the disbursement of $59,532.50, which represents payment number 04 of a Provisionally Repayable Contribution under the Atlantic Investment Partnership - Atlantic Innovation Fund. Accordingly, we are today requisitioning a payment from Public Works and

Government Services Canada, and you may expect to receive this in the immediate future by direct deposit. The method of calculating the amount of payment and approved costs is shown in the attached Annex 1.

It is a condition of accepting this payment that you agree to fulfill the terms and conditions set out in the Letter of Offer, the Agreement and the declaration made in the application. It is also a condition of the contract that you will retain all invoices, cancelled cheques and records pertaining to this project to be made available in the event that this project is chosen for a comprehensive audit.

If further information is required or if your payment is not received promptly, please contact me at (800) 565-1228, (902) 426-1287 or via e-mail at elinor.richardson@acoa-apeca.gc.ca.

Yours truly, /s/ signed for Elinor Richardson Account Manager Attachment

Canada

Annex 1

Navitrak Engineering Incorporated and Navitrak International Corporation

Project # 181936

Detailed Calculation of Payment #04

Costs Claimed	$0.00
Adjustment Amount	$0.00

Claim Approved Costs	$0.00

Gross Approved Costs
.000% of $0.00		$0.00
Less:	Holdback	$0.00
	Advance Settlement	$0.00
Plus:	Advance	$59,532.50

Approved Payment		$59,532.50

Plus:	Prior Payments	$1,270,021.22

Total Assistance Paid to Date		$1,329,553.72

Note: You are reminded that, within six (6) months after the date of the disbursement, you must demonstrate to the satisfaction of the Agency that the advance was applied exclusively to the payment of eligible costs.